EXHIBIT 21.1
                           SCHEIN PHARMACEUTICAL, INC.
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                             LIST OF SUBSIDIARIES*

Schein Pharmaceutical, Inc.

      Danbury Pharmacal, Inc.

            Danbury Pharmacal Puerto Rico, Inc.

      Steris Laboratories, Inc.

      Marsam Pharmaceuticals Inc.

            MSI Inc.

      Schein Pharmaceutical PA, Inc.

      Schein Pharmaceutical Service Company

      Schein Bayer Pharmaceutical Services, Inc. - 50%

      Ranbaxy Schein Pharma, L.L.C. - 50%

      Schein Pharmaceutical International, Inc.

            Schein Pharmaceutical Canada, Inc. - 50%

            Schein Pharmaceutical B.V. (Netherlands)

                  Triomed (Pty) Ltd. (South Africa) - 50%

            Schein Pharmaceutical (Bermuda) Ltd.

                  Schein Pharmaceutical (U.K.) Ltd.

            Ethical Generics Limited (United Kingdom) - 50%

            Schein Farmaceutica de Peru

            Bayfarma de Colombia S.A. - 30%

            International Generics Company Ltd. (Taiwan)


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* All Companies 100% Owned Unless Otherwise Specified